                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of Micron Electronics, Inc. on this Form S-3 of our report, dated September 19, 1996, on our audits of the financial statements and financial statement schedule of Micron Electronics, Inc., as of August 29, 1996 and August 31, 1995 and for each of the three years in the period ended August 29, 1996. We also consent to the reference in this registration statement to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

Boise, Idaho
October 11, 1996